UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2017

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31659	81-3377646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9605 Scranton Road, Suite 300

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 6, 2017, Inseego Corp. (“Inseego”) issued a press release announcing the expiration and results of its previously announced exchange offer and consent solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated January 6, 2017.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding Inseego’s ability to successfully complete the exchange offer and consent solicitation and the timing and expected proceeds of the sale of Novatel Wireless, Inc. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Inseego and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Inseego undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other subsequent filings made with the SEC by Novatel Wireless, Inc. and Inseego (available at www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: January 6, 2017	By:	/s/ Michael A. Newman
Michael A. Newman
Executive Vice President and Chief Financial Officer